EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PERRIGO COMPANY PLC REPORTS FIRST QUARTER 2020 FINANCIAL RESULTS

Reports Record First Quarter Consumer Self-Care Americas Net Sales

Q1 GAAP ("Reported") Diluted Earnings Per Share ("EPS") of $0.77 and Non-GAAP (“Adjusted”) EPS of $1.14 Per Share

Fiscal 2020 Adjusted Diluted EPS Guidance Not Updated At This Time Given Uncertainty of Current Operating Environment Related to COVID-19

Dublin, Ireland - April 30, 2020 - Perrigo Company plc (NYSE; TASE: PRGO) today announced financial results for the first quarter ended March 28, 2020.

President and CEO Murray S. Kessler commented, "During these unprecedented times, I am honored to be surrounded by our more than 11,000 dedicated employees who are making tremendous sacrifices to help ensure that our essential products remain available to consumers and patients who need them. Our top priorities remain our employees' well-being and business continuity, while at the same time supporting the communities where we live and work."

Kessler continued, "Thanks to these courageous employees, we were able to report another quarter of strong growth across all business segments with robust sales and profitability above expectations. While we started the year off with similarly strong trends that we experienced in the fourth quarter of 2019, our business surged significantly in March in response to the global demand created by the COVID-19 pandemic. Worth noting, not only did our team keep the business running, they also made significant further progress on our Consumer Self-Care transformation. Perrigo is clearly well-positioned for a 'New-Normal' future, which will need Quality, Affordable Self-Care Products more than ever before."

First Quarter Financial Highlights

•	Consolidated first quarter net sales were $1.3 billion, an increase of 14.2% compared to the prior year quarter. Excluding exited businesses(1) and the impact of currency, net sales increased 17.6%.

•
Worldwide Consumer first quarter net sales increased 16.2% compared to the prior year quarter. Excluding exited businesses and the impact of currency, Worldwide Consumer net sales were 20.7% higher year-over-year.

•
Consumer Self-Care Americas (“CSCA”) achieved record first quarter net sales of $701 million, or growth of 20.4% versus the prior year quarter highlighted by 15.0% organic(2) growth; Consumer Self-Care International (“CSCI”) first quarter net sales grew 9.1% versus the prior year quarter highlighted by 8.1% organic growth.

•	Reported diluted EPS for the first quarter of 2020 was $0.77 per diluted share as compared to EPS of $0.47 in the prior year quarter.

•	Adjusted diluted EPS for the first quarter of 2020 increased 6.5% to $1.14 as compared to $1.07 per diluted share in the prior year quarter.

See attached Appendix for reconciliation of adjusted (non-GAAP) to reported (GAAP) financial measures.

(1) Exited businesses excludes $20 million from the divested animal health business in the prior year period, which was previously included in the Consumer Self-Care Americas segment, and $4 million from the divested Canoderm prescription product in the prior year period, which was previously included in the Consumer Self-Care International segment. Full year 2019 net sales of Canoderm were $13 million and adjusted operating income was $8 million.

(2) Organic net sales growth excludes the 2019 acquisition of Ranir, exited businesses and the impact of currency.

Refer to Tables I - IV at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Condensed Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows.

First Quarter 2020 Consolidated Results Versus First Quarter 2019

Consolidated net sales for the first quarter of calendar year 2020 increased 14.2% to $1.3 billion. Net sales increased 17.6% compared to the first quarter 2019, excluding exited businesses of $23 million and unfavorable currency movements of $13 million. This was driven by strong consumer demand for Worldwide Consumer products due to higher illnesses and higher allergens, new products including the launch of generic albuterol sulfate, and the addition of Ranir. These drivers were positively impacted by a surge in demand for certain products due to consumer and customer behavior surrounding the COVID-19 pandemic, which added an estimated $90 million to $110 million in net sales to Perrigo in the quarter. These gains were partially offset by pricing pressure, specifically in the Prescription Pharmaceuticals ("RX") segment, and $11 million in discontinued products. Organic net sales were up 11.0%.

Reported net income was $106 million, or $0.77 per diluted share, versus net income of $64 million, or $0.47 per diluted share in the prior year period. Excluding certain charges as outlined in Table I, first quarter 2020 adjusted net income was $157 million, or $1.14 per diluted share, versus $146 million, or $1.07 per diluted share, for the same period last year. The adjusted diluted EPS increase was due primarily to strong growth across the Worldwide Consumer businesses and the addition of Ranir. These were partially offset by RX business price erosion on testosterone gel 1.62%, which launched in the prior year with 180-day market exclusivity, exited businesses and a 200 basis points increase in the adjusted effective tax rate equating to $0.03 per share.

Worldwide Consumer Self-Care First Quarter 2020 Results Versus First Quarter 2019

Worldwide Consumer is comprised of the CSCA segment, CSCI segment and Corporate.

Worldwide Consumer Self-Care delivered record first quarter net sales of $1.1 billion, an increase of 16.2%. Net sales excluding $23 million in exited businesses and $14 million from the impact of currency increased 20.7%. Organic net sales were up 12.3%.

First quarter reported gross profit margin was 36.5%. Adjusted gross profit margin of 38.4%, was 220 basis points lower year-over-year due to 1) higher growth of lower margin store brand products, partially driven by the COVID-19 pandemic, 2) lower operational efficiencies due primarily to a carryover impact from 2019 and Company prioritization of products most needed by society during the COVID-19 pandemic, 3) the addition of Ranir oral self-care products, which have a lower gross margin profile than the existing portfolio, and 4) the impact from exited businesses. These more than offset the margin contribution of new products and positive pricing.

Reported operating margin was 8.7%. Adjusted operating margin was 14.0%, or 100 basis points higher year-over-year due primarily to operating leverage on gross margin flow-through, savings from Project Momentum and the addition of Ranir, which had a relatively higher operating margin profile than the existing portfolio in the quarter. These were partially offset by higher employee compensation costs, including a $4 million special bonus to front-line employees.

CSCA First Quarter 2020 Results Versus First Quarter 2019

Consumer Self-Care Americas achieved record first quarter net sales of $701 million, an increase of 20.4%, and included $55 million in net sales attributable to Ranir. Excluding the exited animal health business, CSCA net sales increased 24.8%. Organic net sales were up 15.0%.

The OTC business delivered solid net sales growth driven by 1) overall OTC category growth and increased demand related to COVID-19, 2) continued robust growth in e-commerce, 3) Perrigo market share gains from store brand competitors due to greater consumer purchases of existing and new products, and 4) increased store brand penetration market-wide versus national brands of 60 basis points according to IRI MULO data, for the 13-weeks ending March 22, 2020.

Growth in the nutrition business was driven by 1) infant formula category growth and increased demand related to COVID-19, 2) the December 2019 store brand infant formula launch at a major retailer, and 3) growth in customer e-commerce activities. These drivers were partially offset by lower contract pack sales, which were due to planned contract production and sales that took place in the fourth quarter 2019.

First quarter reported gross margin was 30.8%. Adjusted gross margin of 31.4% was 110 basis points lower than the prior year due primarily to 1) lower operational efficiencies related to a carryover impact from 2019 and Company prioritization of products most needed by society during the COVID-19 pandemic, and 2) the exited animal health business, which had a relatively higher gross margin. These were partially offset by favorable product mix and the addition of Ranir.

Reported operating margin was 17.8%. Adjusted operating margin increased 130 basis points to 19.6%, driven by operating leverage on gross margin flow-through and lower operating expenses resulting from Project Momentum savings.

CSCI First Quarter 2020 Results Versus First Quarter 2019

Consumer Self-Care International net sales increased 9.1% to $383 million. Excluding unfavorable currency movements of $13 million and exited businesses, net sales were higher by 14.1%. Organic net sales grew 8.1%.

Net sales growth was due primarily to 1) brand OTC sales attributed to COVID-19 in the upper respiratory and vitamins, minerals and supplements (VMS) categories, and growth in the U.K. store brand business, 2) strong new product sales of $30 million driven by new launches including XLS-Medical Forte 5 and in the ACO skincare line, and 3) $21 million in net sales from Ranir. These drivers were partially offset by lower net sales of existing products in weight management, which is within the healthy lifestyle category, and lower net sales in France.

Reported gross margin was 47.0%. Adjusted gross margin of 51.4% declined 250 basis points due primarily to the addition of Ranir oral self-care products, which have a relatively lower gross margin than the overall CSCI portfolio. In addition, lower operational efficiencies were partially offset by favorable brand product mix.

Reported operating margin was 6.5%. Adjusted operating margin of 16.7% improved 130 basis points due primarily to operating leverage on gross margin flow-through and lower advertising and promotion expense.

RX First Quarter 2020 Results Versus First Quarter 2019

RX net sales increased 6.5% to $258 million due primarily to new product sales of $58 million led by the launch of generic albuterol sulfate inhalation aerosol. This was partially offset by expected pricing pressure associated with testosterone gel 1.62%, which had 180-day market exclusivity in the first quarter of 2019. Discontinued products, consisting of lower margin distribution products, were $5 million.

Reported gross margin was 34.1% and adjusted gross margin was 42.3%. The 630 basis point decline in adjusted gross margin was due primarily to competitive price pressure and lower operational efficiencies compared to last year. These were partially offset by higher gross profit from the incremental sales of generic albuterol sulfate inhalation aerosol.

Reported operating margin was 20.0%. Adjusted operating margin was 28.7%, or 520 basis points lower due primarily to gross margin flow-through, which was partially offset by lower administrative expenses.

Fiscal 2020 Outlook

Due to the volatility and uncertainty associated with the COVID-19 pandemic and its potential impact on demand, our ability to manufacture and supply product and overall fluidity of the current environment, amongst other factors, the Company is not providing updated fiscal 2020 guidance at this time.

About Perrigo

Perrigo Company plc (NYSE; TASE: PRGO) is dedicated to making lives better by bringing "Quality, Affordable Self-Care Products™" that consumers trust everywhere they are sold. The Company is a leading provider of over-the-counter health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed. Visit Perrigo online at www.perrigo.com.

Webcast and Conference Call Information

The conference call will be available live via webcast today at 8:30 a.m. (EST) to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 888-317-6003, International 412-317-6061, and reference ID #7953093. A replay of the call will be available beginning at approximately 12:00 p.m. (EST) Thursday, April 30, until midnight Thursday, May 7, 2020. To listen to the replay, dial 877-344-7529, International 412-317-0088, and use access code 10142899.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: the effect of the novel coronavirus (COVID-19) pandemic and the associated economic downturn and supply chain impacts on the Company’s business; general economic, credit, and market conditions; future impairment charges; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; resolution of uncertain tax positions, including the Company’s appeal of the Notice of Assessment (the “NoA”) issued by the Irish tax authority and the draft and final Notices of Proposed Assessment (“NOPAs”) issued by the U.S. Internal Revenue Service and the impact that an adverse result in any such proceedings would have on operating results, cash flows, and liquidity; pending and potential third-party claims and litigation, including litigation relating to the Company’s restatement of previously-filed financial information and litigation relating to uncertain tax positions, including the NoA and the NOPAs; potential impacts of ongoing or future government investigations and regulatory initiatives; potential costs and reputational impact of product recalls or sales halts; the impact of tax reform legislation and healthcare policy; the timing, amount and cost of any share repurchases; fluctuations in currency exchange rates and interest rates; the consummation of announced acquisitions or dispositions and the success of such transactions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and strategic and other initiatives. An adverse result with respect to our appeal of any material outstanding tax assessments or pending litigation, including securities or drug pricing matters, could ultimately require the use of corporate assets to pay such assessments, damages from third-party claims, and related interest and/or penalties, and any such use of corporate assets would limit the assets available for other corporate purposes. Statements regarding the separation of the Rx business, including the expected benefits, anticipated timing, form of any such separation and whether the separation ultimately occurs, are all subject to various risks and uncertainties, including future financial and operating results, our ability to separate the business, the effect of existing interdependencies with our manufacturing and shared service operations, and the tax consequences of the planned separation to the Company or its shareholders. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2019, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations for net sales growth excluding exited businesses, which includes the divested animal health business and the Canoderm prescription product, as well as on a constant currency basis and on an organic basis, which excludes the 2019 acquisition of Ranir, exited businesses and the impact of currency as well as adjusted gross profit, adjusted net income, adjusted diluted earnings per share, adjusted gross margin, and adjusted operating margin, within this press release to the most directly comparable U.S. GAAP measures for these non-GAAP measures. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The intangible asset amortization excluded from these non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements and is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted gross profit, adjusted net income, adjusted diluted EPS, adjusted gross margin and adjusted operating margin are useful to investors as they provide them with supplemental information to enhance their understanding of the

Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. The Company discloses net sales growth excluding exited businesses, as well as on a constant currency basis and on an organic basis. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past, present and future underlying operating results, and also facilitate comparison of the Company’s operating performance to the operating performance of its competitors.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications;
(269) 686-3373; e-mail: bradley.joseph@perrigo.com

Lyndsey Chmiel, Senior Manager, Global Investor Relations & Corporate Communications;
(269) 673-9324, e-mail: lyndsey.chmiel@perrigo.com

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 28, 2020	March 30, 2019
Net sales	$1,341.0	$1,174.5
Cost of sales	857.8	725.7
Gross profit	483.2	448.8

Operating expenses
Distribution	24.2	23.3
Research and development	41.9	40.2
Selling	147.7	148.6
Administration	122.6	125.1
Impairment charges	—	4.1
Restructuring	—	9.3
Other operating expense (income)	1.1	(4.1)
Total operating expenses	337.5	346.5

Operating income	145.7	102.3

Change in financial assets	(1.6)	(10.4)
Interest expense, net	30.2	28.6
Other (income) expense, net	2.4	3.2
Income before income taxes	114.7	80.9
Income tax expense	8.3	17.0
Net income	$106.4	$63.9

Earnings per share
Basic	$0.78	$0.47
Diluted	$0.77	$0.47

Weighted-average shares outstanding
Basic	136.2	135.9
Diluted	137.3	136.2

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	March 28, 2020	December 31, 2019
Assets
Cash and cash equivalents	$510.4	$354.3
Accounts receivable, net of allowance for credit losses of $7.1 and $6.7, respectively	1,296.7	1,243.2
Inventories	930.8	967.3
Prepaid expenses and other current assets	308.3	192.1
Total current assets	3,046.2	2,756.9
Property, plant and equipment, net	889.1	902.8
Operating lease assets	124.0	129.9
Goodwill and indefinite-lived intangible assets	4,146.2	4,185.5
Definite-lived intangible assets, net	2,877.7	2,921.2
Deferred income taxes	6.2	5.4
Other non-current assets	311.3	399.7
Total non-current assets	8,354.5	8,544.5
Total assets	$11,400.7	$11,301.4
Liabilities and Shareholders’ Equity
Accounts payable	$555.8	$520.2
Payroll and related taxes	135.6	156.4
Accrued customer programs	380.4	394.4
Other accrued liabilities	248.6	229.2
Accrued income taxes	26.8	32.2
Current indebtedness	287.8	3.4
Total current liabilities	1,635.0	1,335.8
Long-term debt, less current portion	3,182.9	3,365.8
Deferred income taxes	286.3	280.6
Other non-current liabilities	509.6	515.1
Total non-current liabilities	3,978.8	4,161.5
Total liabilities	5,613.8	5,497.3
Commitments and contingencies - Refer to Note 14
Shareholders’ equity
Controlling interests:
Preferred shares, $0.0001 par value per share, 10 shares authorized	—	—
Ordinary shares, €0.001 par value per share, 10,000 shares authorized	7,339.6	7,359.9
Accumulated other comprehensive income	35.9	139.4
Retained earnings (accumulated deficit)	(1,589.1)	(1,695.5)
Total controlling interests	5,786.4	5,803.8
Noncontrolling interest	0.5	0.3
Total shareholders’ equity	5,786.9	5,804.1
Total liabilities and shareholders' equity	$11,400.7	$11,301.4

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—
Ordinary shares, issued and outstanding	136.3	136.1

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended
	March 28, 2020	March 30, 2019
Cash Flows From (For) Operating Activities
Net income	$106.4	$63.9
Adjustments to derive cash flows:
Depreciation and amortization	93.1	96.6
Share-based compensation	16.2	12.4
Impairment charges	—	4.1
Change in financial assets	(1.6)	(10.4)
Restructuring charges	—	9.3
Deferred income taxes	6.7	3.9
Amortization of debt premium	(0.7)	(1.9)
Other non-cash adjustments, net	(14.0)	13.4
Subtotal	206.1	191.3
Increase (decrease) in cash due to:
Accounts receivable	(67.6)	(48.5)
Inventories	36.5	(37.5)
Prepaid expenses	(33.4)	(3.7)
Accounts payable	53.8	75.4
Payroll and related taxes	(18.4)	(19.9)
Accrued customer programs	(13.6)	(61.7)
Accrued liabilities	11.1	(3.8)
Accrued income taxes	3.8	(10.0)
Other, net	(6.5)	12.9
Subtotal	(34.3)	(96.8)
Net cash from operating activities	171.8	94.5
Cash Flows From (For) Investing Activities
Proceeds from royalty rights	1.8	1.2
Acquisitions of businesses, net of cash acquired	(11.3)	—
Proceeds from the Royalty Pharma contingent milestone	—	250.0
Asset acquisitions	(32.7)	—
Additions to property, plant and equipment	(33.8)	(21.1)
Other investing, net	1.2	—
Net cash from (for) investing activities	(74.8)	230.1
Cash Flows From (For) Financing Activities
Payments on long-term debt	—	(12.3)
Borrowings (repayments) of revolving credit agreements and other financing, net	102.0	(0.3)
Cash dividends	(30.9)	(25.9)
Other financing, net	(6.4)	(3.1)
Net cash from (for) financing activities	64.7	(41.6)
Effect of exchange rate changes on cash and cash equivalents	(5.6)	3.8
Net increase (decrease) in cash and cash equivalents	156.1	286.8
Cash and cash equivalents, beginning of period	354.3	551.1
Cash and cash equivalents, end of period	$510.4	$837.9

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended March 28, 2020
Consolidated	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income	Interest, Other, and Change in Financial Assets	Income Tax Expense	Net Income**	Diluted Earnings per Share**
Reported	$1,341.0	$483.2	$41.9	$294.5	$1.1	$145.7	$31.0	$8.3	$106.4	$0.77
As a % of reported net sales		36.0%	3.1%	22.0%	0.1%	10.9%	2.3%	0.6%	7.9%
Effective tax rate								7.2%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$42.1	$(0.2)	$(28.9)	$—	$71.2	$—	$—	$71.2	$0.52
Acquisition and integration-related charges and contingent consideration adjustments	—	—	—	(2.0)	(1.1)	3.1	—	—	3.1	0.02
Unusual litigation	—	—	—	(4.5)	—	4.5	—	—	4.5	0.03
Change in financial assets	—	—	—	—	—	—	1.6	—	(1.6)	(0.01)
(Gain) Loss on investment securities	—	—	—	—	—	—	(2.9)	—	2.9	0.02
Separation and reorganization expense	—	—	—	(0.7)	—	0.7	—	—	0.7	0.01
Non-GAAP tax adjustments*	—	—	—	—	—	—	—	30.5	(30.5)	(0.22)
Adjusted	$1,341.0	$525.3	$41.7	$258.4	$—	$225.2	$29.7	$38.8	$156.7	$1.14
As a % of reported net sales		39.2%	3.1%	19.3%		16.8%	2.2%	2.9%	11.7%
Adjusted effective tax rate								19.8%

						Diluted weighted average shares outstanding
						Reported				137.3

*The non-GAAP tax adjustments are primarily due to: (1) $14.7 million of tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax items and (2) $15.8 million of tax benefits from the U.S. CARES Act.

**Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended March 30, 2019
Consolidated	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income	Interest, Other, and Change in Financial Assets	Income Tax Expense	Net Income**	Diluted Earnings per Share**
Reported	$1,174.5	$448.8	$40.2	$297.0	$9.3	$102.3	$21.4	$17.0	$63.9	$0.47
As a % of reported net sales		38.2%	3.4%	25.3%	0.8%	8.7%	1.8%	1.5%	5.4%
Effective tax rate								21.1%
Pre-tax adjustments:
Impairment charges		$—	$—	$—	$(4.1)	$4.1	$—	$—	$4.1	$0.03
Amortization expense primarily related to acquired intangible assets		47.4	(0.1)	(29.0)	—	76.5	—	—	76.5	0.57
Restructuring charges and other termination benefits		—	—	—	(9.3)	9.3	—	—	9.3	0.07
Separation and reorganization expense		—	—	(5.8)	—	5.8	—	—	5.8	0.04
Acquisition and integration-related charges and contingent consideration adjustments		—	—	—	2.8	(2.8)	—	—	(2.8)	(0.02)
Unusual litigation		—	—	(9.1)	—	9.1	—	—	9.1	0.07
Loss on investment securities		—	—	—	—	—	(6.1)	—	6.1	0.04
(Gain) loss on divestitures		—	—	—	1.3	(1.3)	—	—	(1.3)	(0.01)
Change in financial assets		—	—	—	—	—	10.4	—	(10.4)	(0.08)
Non-GAAP tax adjustments*		—	—	—	—	—	—	14.7	(14.7)	(0.11)
Adjusted		$496.2	$40.1	$253.1	$—	$203.0	$25.7	$31.7	$145.6	$1.07
As a % of reported net sales		42.3%	3.4%	21.6%		17.3%	2.2%	2.7%	12.4%
Adjusted effective tax rate								17.9%

						Diluted weighted average shares outstanding
						Reported				136.2

*The non-GAAP tax adjustments are due to tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax items.
**Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	March 28, 2020					March 30, 2019
Worldwide Consumer*	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$1,083.3	$395.3	$27.7	$273.5	$94.0	$932.6	$352.4	$25.9	$275.4	$41.7
As a % of reported net sales		36.5%	2.6%	25.3%	8.7%		37.8%	2.8%	29.5%	4.5%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$21.0	$(0.2)	$(28.7)	$50.0		$26.2	$(0.1)	$(28.9)	$55.2
Unusual litigation	—	—	—	(4.5)	4.5		—	—	(9.1)	9.1
Impairment charges	—	—	—	—	—		—	—	—	4.1
Separation and reorganization expense	—	—	—	(0.7)	0.7		—	—	(5.8)	5.8
Restructuring charges and other termination benefits	—	—	—	—	—		—	—	—	9.3
Acquisition and integration-related charges and contingent consideration adjustments	—	—	—	(2.0)	2.0		—	—	—	(4.1)
Adjusted	$1,083.3	$416.3	$27.5	$237.6	$151.2		$378.6	$25.8	$231.6	$121.1
As a % of reported net sales		38.4%	2.5%	21.9%	14.0%		40.6%	2.8%	24.8%	13.0%

*Worldwide Consumer includes the CSCA and CSCI segments in addition to Corporate.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	March 28, 2020					March 30, 2019
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$700.6	$215.5	$17.6	$73.3	$124.6	$581.8	$184.0	$15.6	$73.3	$94.2
As a % of reported net sales		30.8%	2.5%	10.5%	17.8%		31.6%	2.7%	12.6%	16.2%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$4.3		$(6.7)	$10.9		$5.4		$(4.7)	$10.1
Unusual litigation		—		—	—		—		(1.2)	1.2
Impairment charges	—	—		—	—		—		—	4.1
Restructuring charges and other termination benefits	—	—		—	—		—		—	0.8
Acquisition and integration-related charges and contingent consideration adjustments	—	—		(1.9)	1.9		—		—	(4.1)
Adjusted	$700.6	$219.8		$64.7	$137.4		$189.4		$67.4	$106.3
As a % of reported net sales		31.4%		9.2%	19.6%		32.5%		11.6%	18.3%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	March 28, 2020					March 30, 2019
Consumer Self-Care International	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$382.7	$179.9	$10.1	$144.8	$25.0	$350.8	$168.4	$10.3	$149.4	$8.1
As a % of reported net sales		47.0%	2.6%	37.8%	6.5%		48.0%	2.9%	42.6%	2.3%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$16.6	$(0.2)	$(22.1)	$39.0		$20.8	$(0.1)	$(24.2)	$45.1
Unusual litigation	—	—	—	—	—		—	—	(0.3)	0.3
Restructuring charges and other termination benefits	—	—	—	—	—		—	—	—	0.6
Adjusted	$382.7	$196.5	$9.9	$122.7	$64.0		$189.2	$10.2	$124.9	$54.1
As a % of reported net sales		51.4%	2.6%	32.0%	16.7%		53.9%	2.9%	35.6%	15.4%

	Three Months Ended					Three Months Ended
	March 28, 2020					March 30, 2019
Prescription Pharmaceuticals	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$257.7	$87.9	$14.2	$21.0	$51.7	$241.9	$96.4	$14.3	$21.6	$60.6
As a % of reported net sales		34.1%	5.5%	8.1%	20.0%		39.9%	5.9%	8.9%	25.1%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	—	$21.1	$—	$(0.2)	$21.2		$21.2		$(0.1)	$21.3
(Gain) loss on divestitures	—	—	—	—	—		—		—	(1.3)
Acquisition and integration-related charges and contingent consideration adjustments	—	—	—	—	1.1		—		—	1.3
Adjusted	$257.7	$109.0	$14.2	$20.8	$74.0		$117.6		$21.5	$81.9
As a % of reported net sales		42.3%	5.5%	8.1%	28.7%		48.6%		8.9%	33.9%

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET SALES GROWTH - SELECTED SEGMENTS
(in millions)
(unaudited)

	Three Months Ended
	March 28, 2020	March 30, 2019	Total Change	FX Change	Constant Currency Change
Net sales
Consolidated	$1,341.0	$1,174.5	14.2%	1.1%	15.3%
CSCA	$700.6	$581.8	20.4%	0.2%	20.6%
CSCI	$382.7	$350.8	9.1%	3.8%	12.9%
RX	$257.7	$241.9	6.5%	(0.4)%	6.1%

Consolidated	$1,341.0	$1,174.5
Less: animal health	—	(19.6)
Less: Canoderm prescription product	—	(3.7)
Consolidated net sales as so adjusted	$1,341.0	$1,151.2	16.5%	1.1%	17.6%
Less: Ranir	(76.3)	—
Organic Consolidated net sales as so adjusted	$1,264.7	$1,151.2	9.9%	1.1%	11.0%

Worldwide Consumer
CSCA	$700.6	$581.8
CSCI	382.7	350.8
Total Worldwide Consumer	$1,083.3	$932.6	16.2%	1.5%	17.7%
Less: animal health	—	(19.6)
Less: Canoderm prescription product	—	(3.7)
Worldwide Consumer net sales as so adjusted	$1,083.3	$909.3	19.1%	1.6%	20.7%
Less: Ranir	(76.3)	—
Organic Worldwide Consumer net sales as so adjusted	$1,007.0	$909.3	10.7%	1.6%	12.3%

CSCA	$700.6	$581.8
Less: animal health	—	(19.6)
CSCA net sales as so adjusted	$700.6	$562.2	24.6%	0.2%	24.8%
Less: Ranir	(55.3)	—
Organic CSCA net sales as so adjusted	$645.3	$562.2	14.8%	0.2%	15.0%

CSCI	$382.7	$350.8
Less: Canoderm prescription product	—	(3.7)
CSCI net sales as so adjusted	$382.7	$347.1	10.3%	3.8%	14.1%
Less: Ranir	(21.0)	—
Organic CSCI net sales as so adjusted	$361.7	$347.1	4.2%	3.9%	8.1%

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED AND SEGMENT INFORMATION
(unaudited)
	Three Months Ended
	March 28, 2020	March 30, 2019	Total Change
Consolidated adjusted EPS	$1.14	$1.07	6.5%

Adjusted gross margin
Worldwide Consumer	38.4%	40.6%	(220) bps
CSCA	31.4%	32.5%	(110) bps
CSCI	51.4%	53.9%	(250) bps
RX	42.3%	48.6%	(630) bps

Adjusted operating margin
Worldwide Consumer	14.0%	13.0%	100 bps
CSCA	19.6%	18.3%	130 bps
CSCI	16.7%	15.4%	130 bps
RX	28.7%	33.9%	(520) bps